QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-157529, 333-68868, 333-93105, 333-140419, 333-69863, and 333-207811 on Form S-8, Registration Statement No. 333-187001 on Form S-3, and Registration Statement No. 333-187003 on Form S-4, of our report dated February 29, 2016, relating to the consolidated financial statements of US Ecology Inc. and subsidiaries ("US Ecology Inc.") (which report expresses an unqualified opinion and includes an explanatory paragraph related to US Ecology Inc.'s change in the method of presentation for deferred taxes and debt issuance costs upon the adoption of Accounting Standards Updates 2015-17 and 2015-03), and the effectiveness of US Ecology Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of US Ecology Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho
February 29, 2016

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM